UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ  07728

(732) 577-9997

Fax:  (732) 577-9980

FOR IMMEDIATE RELEASE

July 29, 2014

Contact:  Susan Jordan

                 732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, July 29, 2014……….UMH Properties, Inc. (NYSE: UMH) announced that it closed on the acquisition of two Ohio manufactured home communities for $5,400,000. These two all-age communities contain a total of 258 developed homesites that are situated on approximately 40 total acres. The average occupancy for these communities is approximately 91%.

Samuel A. Landy President, stated, “These communities are in strong geographic locations. They are well-occupied and a good fit with our existing portfolio.  UMH is effectively executing its growth plan.  With this acquisition, we have surpassed the 15,000 homesite milestone.  We will continue to expand our portfolio in our target market areas.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates eighty-eight manufactured home communities containing approximately 15,100 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan. In addition, the Company owns a portfolio of REIT securities.

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